Exhibit 21.1
THE LUBRIZOL CORPORATION AND ITS SUBSIDIARIES
AS OF DECEMBER 31, 2006

COUNTRY OR STATE OF
NAME	INCORPORATION

Lubrizol Enterprises, Inc.	USA -- Delaware
Lubrizol Holding Inc.	USA -- Delaware
Lubrizol Overseas Trading Corporation	USA -- Delaware
LZ Holding Corporation	USA -- Delaware
MPP Pipeline Corporation	USA -- Delaware
Noveon China, Inc.	USA -- Delaware
Noveon FCC, Inc.	USA -- Delaware
Noveon Hilton Davis, Inc.	USA -- Delaware
Noveon Holding Corporation	USA -- Delaware
Noveon, Inc.	USA -- Delaware
Noveon International, Inc.	USA -- Delaware
Noveon Textile Chemicals, Inc.	USA -- Delaware
Performance Materials I Inc.	USA -- Delaware
Lubrizol Performance Systems Inc.	USA -- Georgia
CPI Engineering Services, Inc.	USA -- Michigan
Gateway Additive Company	USA -- Nevada
Lubrizol Inter-Americas Corporation	USA -- Nevada
Lubrizol International Management Corporation	USA -- Nevada
1500 West Elizabeth Corporation	USA -- New Jersey
Lubricant Investments, Inc.	USA -- Ohio
Lubrizol Foam Control Additives, Inc.	USA -- South Carolina
Noveon Kalama, Inc.	USA -- Washington

Lubrizol Gesellschaft m.b.H.	Austria
Lubrizol DRC Belgium NV/SA	Belgium
Noveon Europe BVBA	Belgium
Noveon Europe Coordination Center BVBA	Belgium
Noveon Realty Europe BVBA	Belgium
Lubrizol do Brasil Aditivos Ltda.	Brazil
Lubrizol Canada Limited	Canada
Noveon Canada, Inc.	Canada
Noveon Chemicals Canada Co.	Canada
Lubrizol International, Inc.	Cayman Islands
Lanzhou Lubrizol Lanlian Additive Co. Ltd.	People’s Republic of China
Noveon (Shanghai) Co., Ltd.	People’s Republic of China
Noveon (Shanghai) Specialty Polymers Co., Ltd.	People’s Republic of China
Noveon Specialty Chemicals (Shanghai) Limited	People’s Republic of China
Shanghai Lubrizol International Trading Co., Ltd.	People’s Republic of China
Sino-U.S. Youli Piping Co., Ltd.	People’s Republic of China
Gemoplast SA	France

COUNTRY OR STATE OF
NAME	INCORPORATION

Lubrizol France SAS	France
Lubrizol Holdings France SAS	France
Noveon France SA	France
Freedom Chemical Diamalt Beteiligungs GmbH	Germany
Lubrizol Deutschland GmbH	Germany
Lubrizol Overseas Trading Corporation & Co. KG	Germany
Noveon Deutschland GmbH	Germany
Noveon Diamalt GmbH & Co. KG	Germany
Noveon Holdings Deutschland GmbH	Germany
Noveon Pharma GmbH & Co. KG	Germany
Noveon Verwaltungs GmbH	Germany
Lubrizol (Gibraltar) Limited	Gibraltar
Lubrizol (Gibraltar) Minority Limited	Gibraltar
Lubrizol (Gibraltar) Two Limited	Gibraltar
Lubrizol Shanghai Investments I Limited	Hong Kong
Lubrizol Shanghai Investments II Limited	Hong Kong
Lubrizol Shanghai Investments III Limited	Hong Kong
Noveon Asia Pacific Limited	Hong Kong
Noveon Hong Kong Limited	Hong Kong
Indiamalt Private Limited	India
Lubrizol India Private Limited	India
Lubrizol Italiana S.p.A.	Italy
Noveon Italia S.r.l.	Italy
Lubrizol Japan Limited	Japan
Noveon Korea, Inc.	Korea
Lubrizol (Gibraltar) Limited Luxembourg SCS	Luxembourg
Lubrizol Luxembourg S.à.r.l.	Luxembourg
Noveon Malaysia Sdn. Bhd.	Malaysia
Noveon Mauritius Holdings Limited	Mauritius
Lubrizol de Mexico Comercial, S. de R.L. de C.V.	Mexico
Lubrizol Servicios Tecnicos, S. de R.L. de C.V.	Mexico
Noveon de Mexico, S.A. de C.V.	Mexico
Operadora TIASA, S.A. de C.V.	Mexico
Terminal Industrial Apodaca, S. A. de C.V.	Mexico
Noveon Holland B.V.	The Netherlands
Noveon Netherlands B.V.	The Netherlands
Noveon Resin B.V.	The Netherlands
Noveon Sales Holland B.V.	The Netherlands
Lubrizol Transarabian Company Ltd.	Saudi Arabia
Lubrizol Southeast Asia (Pte.) Ltd.	Singapore
Lubrizol South Africa (Pty) Limited	South Africa
Noveon SA (Proprietary) Ltd.	South Africa
Lubrizol Espanola, S.A.	Spain
Noveon Holdings Spain, S.L.	Spain

COUNTRY OR STATE OF
NAME	INCORPORATION

Noveon Manufacturing Spain, S.L.	Spain
Noveon Sales Spain, S.L.	Spain
Lubrizol Sweden AB	Sweden
Lubrizol A.G.	Switzerland
SNP-Noveon Holding Limited	Thailand
Specialty Natural Products Co., Ltd.	Thailand
Lubrizol Adibis Holdings (UK) Limited	United Kingdom
Lubrizol Adibis (UK) Limited	United Kingdom
Lubrizol Limited	United Kingdom
Lubrizol Performance Systems Limited	United Kingdom
Noveon Holdings UK Limited	United Kingdom
Noveon Manufacturing UK Limited	United Kingdom
Noveon UK Limited	United Kingdom
Lubrizol de Venezuela, C.A.	Venezuela

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